UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2010

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On September 1, 2010, LaSalle Hotel Properties (the “Company”) issued a press release announcing that it acquired the Hotel Monaco San Francisco in San Francisco, California, the Westin Philadelphia in Philadelphia, Pennsylvania, and the Embassy Suites Philadelphia – Center City in Philadelphia, Pennsylvania. A copy of such press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01	OTHER EVENTS.

The Company acquired the Hotel Monaco San Francisco in San Francisco, California for $68.5 million, the Westin Philadelphia in Philadelphia, Pennsylvania, for $145.0 million and the Embassy Suites Philadelphia – Center City in Philadelphia, Pennsylvania, for $79.0 million. Additionally, the Company sold the Seaview Resort for $20.0 million. The Company funded the acquisitions with borrowings under its senior unsecured credit facility and from available cash, including cash from operations, the sale of the Seaview Resort and sales of common shares under the Company’s at-the-market offering program.

As of September 1, 2010, the Company had issued 3,270,936 shares of common stock at an average price of $23.3878 per share under its at-the-market offering program, raising net proceeds of approximately $75.0, after sales commissions and fees of approximately $1,530,000.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 1, 2010, issued by LaSalle Hotel Properties, regarding acquisitions of the Hotel Monaco San Francisco, the Westin Philadelphia and the Embassy Suites Philadelphia – Center City

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: September 1, 2010	BY:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated September 1, 2010, issued by LaSalle Hotel Properties, regarding acquisitions of the Hotel Monaco San Francisco, the Westin Philadelphia and the Embassy Suites Philadelphia – Center City